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Exhibit 10.22

STOCK OPTION AGREEMENT

        AGREEMENT made as of the            day of                        , between FOREST OIL CORPORATION, a New York corporation (the "Company"), and                        ("Employee").

        In consideration of Employee's performance of services for the Company and the mutual agreements and other matters set forth herein, the Company and Employee hereby agree as follows:

        1.    Grant of Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of                        shares of common stock, $.10 par value, of the Company ("Stock") on the terms and conditions set forth herein. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be                        per share. In connection with the grant of this Option, the Company may, in its discretion, grant a bonus in cash to Employee on the date of the exercise of this Option in order to facilitate the payment of the purchase price of this Option.

        3.    Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (the "Secretary"), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased
%

This Option is not transferable by Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised only by Employee during Employee's lifetime. This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

          (a)  If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

          (b)  If Employee dies while in the employ of the Company, Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) may exercise this Option in full at any time during the period of one year following the date of Employee's death.

          (c)  If Employee retires from the Company, including retirement through an early retirement program of the Company, this Option may be exercised in full by Employee at any time during the period of three months following such retirement, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period.

          (d)  If Employee's employment with the Company terminates for any reason other than as described in (a), (b) or (c) above, unless Employee voluntarily terminates without the written consent of the Company or is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates. For purposes of this Agreement, "cause" shall mean Employee's gross negligence or willful misconduct in performance of the duties of Employee's employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value on the date of exercise equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

        4.    Recapitalizations, Reorganizations and Adjustments to this Option.

          (a)  The existence of this Option shall not affect in any way the right or power of the Board of Directors of the Company (the "Board") or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          (b)  If, and whenever, prior to the expiration of this Option, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which this Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

          (c)  In the event of a Corporate Change (as such term is defined in Section 4(d) below) and no later than ten days after the approval of a Corporate Change by the shareholders of the Company (no later than thirty days in the case of a Corporate Change described in Section 4(d)(iv)), the Board or an authorized committee of the Board (the "Committee"), acting in its sole discretion without the consent or approval of Employee, shall effect one or more of the following alternatives: (i) accelerate the time at which this Option may be exercised so that it may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date the unexercised portion of this Option and all rights of Employee hereunder shall terminate, (ii) require the mandatory surrender of this Option to the Company (irrespective of whether this Option is then exercisable under the provisions hereof) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel this Option and cause the Company to pay to Employee an amount of cash per share equal to the excess, if any, of the amount calculated in Section 4(d) below (the "Change in Control Value") of the shares subject to this Option over the exercise price under this Option for such shares, (iii) make such adjustments to this Option as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to this Option), or (iv) provide that the number and class of shares of Stock covered by this Option shall be adjusted so that it shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which Employee would have been entitled pursuant to the terms of the Corporate Change if, immediately prior to such Corporate Change, Employee had been the holder of record of the number of shares of Stock then covered by this Option.

          (d)  For purposes of this Section 4, the term "Corporate Change" shall mean (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before that election shall cease to constitute a majority of the Board. For purposes of clause (ii) in Section 4(c) above, the "Change in Control Value" shall equal the amount determined in clause (A), (B) or (C), whichever is applicable, as follows: (A) the per share price offered to shareholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (B) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (C) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which this Option is exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of this Option. In the event that the consideration offered to shareholders of the Company in any transaction described in this Section 4(d) or Section 4(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          (e)  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by this Option shall be adjusted so that this Option shall thereafter cover the number and class of shares of stock and securities to which the Employee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Employee had been the holder of record of the number of shares of Stock then covered by this Option.

          (f)    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to this Option or the purchase price per share.

        5.    Holding Period for Section 16 Persons. If Employee is an officer, director or affiliate of the Company or a former officer, director or affiliate of the Company who is subject to Section 16 of the Exchange Act (a "Section 16 Person"), then at least six months shall have elapsed from the date of acquisition of this Option to the date of any disposition of shares of Stock acquired pursuant to the exercise of this Option.

        6.    Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. Employee may elect with respect to this Option to surrender or authorize the Company to withhold shares of Stock (valued at their fair market value on the date of surrender or withholding of such shares) to satisfy any tax required to be withheld upon exercise of this Option. An election pursuant to the preceding sentence shall be referred to herein as a "Stock Withholding Election." All Stock Withholding Elections shall be made by written notice to the Company at its principal executive office addressed to the attention of the Secretary. If Employee is not a Section 16 Person, Employee may revoke such election by delivering to the Secretary written notice of such revocation prior to the date such election is implemented through actual surrender or withholding of shares of Stock (the "Withholding Date"). If Employee is a Section 16 Person, the Stock Withholding Election must:

          (i)    be irrevocable and made six months prior to the Withholding Date, or

          (ii)  (a) be approved by the Committee, either before or after such election is made, (b) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, and (c) be made more than six months after the date of the grant of this Option to Employee, or

          (iii)  be made in connection with (a) a delivery to the Company of shares of Stock owned by Employee prior to the exercise of this Option to satisfy the portion of the tax required to be withheld with respect to those shares of Stock received by Employee upon exercise of this Option for which payment of the purchase price was made to the Company in shares of Stock owned by Employee prior to the exercise of this Option pursuant to Paragraph 3 hereof and (b) the exercise of this Option more than six months after the date of grant hereof.

        If Employee fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, if Employee is not a Section 16 Person, Stock remuneration, including withholding any shares of Stock distributable to Employee upon exercise of this Option) then or thereafter payable to Employee any tax required to be withheld by reason of the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option.

        7.    Status of Stock. Any share of Stock purchased under this Option shall, at the request of Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), be registered for sale at the expense of the Company, with the use of a "shelf registration" under the Securities Act of 1933, as amended, to remain effective until such shares of Stock are disposed of, become freely tradeable without restrictions under the registration provisions of securities laws, or may be sold in one transaction pursuant to Rule 144 promulgated by the Securities and Exchange Commission.

        Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

        8.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final. The existence of this Agreement or this Option shall not in any way affect the right or power of the Company to terminate the employment of Employee at any time.

        9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

        10.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

FOREST OIL CORPORATION
By:	Name: Title:
Robert S. Boswell

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  Exhibit 10.22